NEWS RELEASE                                              AEROFLEX INCORPORATED



                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------

FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:
------------------
Michael Gorin
Vice Chairman and Chief Financial Officer
(516) 694-6700


                              AEROFLEX INCORPORATED
                ANNOUNCES PURCHASE OF JCAIR TEST SYSTEMS BUSINESS
                            FROM GOODRICH CORPORATION


PLAINVIEW,  NEW YORK,  APRIL 19, 2005 -- Aeroflex  Incorporated  (Nasdaq Symbol:
ARXX), a leading designer, developer and manufacturer of automated testing solutions and microelectronics for the aerospace, defense and broadband communications markets, today announced the acquisition of the business of JcAIR Test Systems from aerospace and defense supplier, Goodrich Corporation, for $35 million in cash.

JcAIR Test Systems, with 2004 revenues of approximately $24 million, provides customized avionics test solutions in all areas of manual and automatic test equipment for manufacturing, repair and ground support operation. They have offered consulting, engineering, design, manufacturing, product support and maintenance for over two decades to many of the major air carriers, airframe and avionics manufacturers around the world.

Len Borow, Vice Chairman and COO of Aeroflex said, "The addition of JcAIR Test Systems will enhance Aeroflex's Avionics product portfolio and will provide more complete testing solutions for the avionics system test market. The JcAIR name is recognized worldwide as a leading provider of avionics testing solutions which has garnered them a leading position and a top tier customer base. The acquisition is expected to produce substantial operating synergies and be accretive to future earnings."


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ABOUT AEROFLEX
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Aeroflex  Incorporated is a global provider of high technology  solutions to the aerospace, defense and broadband communications markets. The Company's diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's Web site: www.aeroflex.com.
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ABOUT GOODRICH CORPORATION
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Goodrich  Corporation  (NYSE:  GR), a Fortune 500 company,  is a leading  global supplier of systems and services to the aerospace and defense industry. If there's an aircraft in the sky - Goodrich is on it. Goodrich technology is involved in making aircraft fly...helping them land...and keeping them safe. Serving a global customer base with significant worldwide manufacturing and service facilities, Goodrich is one of the largest aerospace companies in the world. For more information, visit: http://www.goodrich.com.

All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties and general economic conditions. Such statements reflect our current views with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.